Exhibit 10.1

DEFAULT WAIVER AND First AMENDMENT

TO

 Second Amended and Restated LOAN AND SECURITY AGREEMENT

This Default Waiver and First Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 27, 2017, by and between Silicon Valley Bank (“Bank”) and Sensus Healthcare, Inc. (f/k/a Sensus Healthcare, LLC), a Delaware corporation (“Borrower”), whose address is 851 Broken Sound Parkway NW, Suite 215, Boca Raton, FL 33487.

Recitals

A.          Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of September 21, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.          Borrower is currently in default of the Loan Agreement for failing to comply with the covenant set forth in Section 6.9(a) of the Loan Agreement for the periods ended April 30, 2017, and May 31, 2017 (the “Existing Defaults”).

C.          Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

D.          Borrower has further requested that Bank amend the Loan Agreement to (1) modify the financial covenant and (2) make certain other revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Waiver of Covenant Defaults.

Bank hereby waives Borrower’s Existing Defaults under the Loan Agreement. Bank’s waiver of Borrower’s compliance of this covenant shall apply only to the foregoing periods. Accordingly, hereinafter, Borrower shall be in compliance with this covenant, as amended hereby.

Bank’s agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with the above-described covenant as of all other dates, (2) shall not limit or impair Bank’s right to demand strict performance of this covenant, as amended hereby, as of all other dates, and (3) shall not limit or impair Bank’s right to demand strict performance of all other covenants as of any date.

3.            Amendments to Loan Agreement.

3.1          Section 6.9 (Financial Covenants). Section 6.9(a) is amended in its entirety and replaced with the following:

(a)          Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.35 to 1.00.

3.2          Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; (d) asset backed securities having maturities of not more than one (1) year from the date of acquisition and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (e) corporate bonds having maturities of not more than one (1) year from the date of acquisition and having a rating from Standard & Poor’s Ratings Group of at least A- or from Moody’s Investors Service, Inc. of at least A3.

3.3          Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety:

“Adjusted EBITDA”

“Interest Expense”

“Net Income”

3.4          Exhibit B (Compliance Certificate). Exhibit B to the Loan Agreement is amended in its entirety and replaced with Exhibit B attached hereto.

4.            Limitation of Waiver and Amendments.

4.1          The waiver and amendments set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

5.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3          The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.            Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.            Release by Borrower.

7.1          For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2          In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under any and all ordinances and statutory or judicially created laws or rules of any jurisdiction which have a similar effect as California Civil Code Section 1542 which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

7.3          By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4          This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5          Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)          Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)          Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)          The terms of this Amendment are contractual and not a mere recital.

(d)          This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)          Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.            Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or about September 14, 2016, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

9.            Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.           Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a waiver fee in an amount equal to One Thousand Five Hundred Dollars ($1,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

12.          Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Sensus Healthcare, Inc.

By:	/s/ Sam Subilia	By:	/s/ Arthur Levine
Name:	Sam Subilia	Name:	Arthur Levine
Title:	Vice President	Title:	Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ________________
FROM:	SENSUS HEALTHCARE, INC.

The undersigned authorized officer of SENSUS HEALTHCARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Monthly within 30 days	Yes No
Transaction Report	With each Advance request (during any Non-Streamline Period) and monthly within 30 days	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 30 days	Yes No
Annual Financial Projections	FYE within 30 days and as updated	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.35:1.00	____:1.00	Yes No

Lockbox; Streamline Period		Applies
AQR ≥ 2.00:1.00*	No Lockbox Required; Streamline Period	Yes No
2.00:1.00 > AQR ≥ 1.50:1.00*	Lockbox Required; Streamline Period	Yes No
AQR < 1.50:1.00	Lockbox Required; Non-Streamline Period	Yes No

* At all times during the applicable Testing Month

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Sensus Healthcare, Inc.	BANK USE ONLY

Received by:
By:		authorized signer
Name:	Date:
Title:
Verified:
authorized signer
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.       Adjusted Quick Ratio

Required:             1.35:1.00 (For financial covenants)

2.00:1.00 (For Lockbox to not be required)

1.50:1.00 (For Streamline Period eligibility (at all times during the applicable Testing Month))

Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$_____
B.	Aggregate value of the net billed accounts receivable of Borrower	$_____
C.	Quick Assets (the sum of lines A and B)	$_____
D.	Aggregate value of Obligations to Bank	$_____
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and the current portion of Subordinated Debt, and not otherwise reflected in line D above that matures within one (1) year	$_____
F.	Current Liabilities (the sum of lines D and E)	$_____
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_____
H.	Line F minus line G	$_____
I.	Adjusted Quick Ratio (line C divided by line H)	____:1.00

Is line I equal to or greater than 1.35:1.00?

_____  No: Not in compliance                                                         _____ Yes: In Compliance

Has line I been equal to or greater than 2.00:1.00 at all times during the term of this Agreement?

_____ No: Lockbox is required                                                        _____Yes: Lockbox is not required

Was line I equal to or greater than 1.50:1.00 at all times during the applicable Testing Month?

_____ No: Non-Streamline Period                                                    _____ Yes: Streamline Period